EXHIBIT 10.27

CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call/Coll	Account	Officer	Initials
$479,984.97	03-03-2010	03-03-2011	9245710	111/212		1325
References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing “***” has been omitted due to text length limitations.

Borrower:	ICOP DIGITAL, INC	Lender:	Bank of Blue Valley
	16801 W 116TH STREET		Overland Park Branch
	LENEXA, KS 66219		11935 Riley
Overland Park, KS 66213
(913) 338-1000

LOAN TYPE. This is a Fixed Rate (8.000%) Nondisclosable Loan to a Corporation for $479,984.97 due on March 2011. This is a secured renewal loan.

PRIMARY PURPOSE OF LOAN. The primary purpose of this loan is for:

☐	Personal, Family, or Household Purposes or Personal Investment

☒	Business (Including Real Estate Investment).

SPECIFIC PURPOSE. The specific purpose of this loan is: ORIGINALLY TO FINANCE THE ACQUISITION OF LAND FOR FUTURE CONSTRUCTION OF A NEW HEADQUARTERS FACILITY AT THE NORTHEAST CORNER OF COLLEGE AND RENNER IN LENEXA, KS.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Lender’s conditions for making the loan have been satisfied. Please disburse the loan proceeds of $479,984.97 as follows:

Other Disbursements:	$479,984.97
$479,984.97 CURRENT BALANCE AFTER $150,000.00 PRINCIPAL PAYDOWN

Note Principal:	$479,984.97

CHARGES PAID IN CASH. Borrower has paid or will pay in cash as agreed the following charges:

Prepaid Finance Charges Paid in Cash:	$0.00

Other Charges Paid in Cash:	$154,919.90
$1,000.00 LOAN FEE
$3,919.90 INTEREST DUE MARCH 3, 2010
$150,000.00 PRINCIPAL PAYDOWN

Total Charges Paid in Cash	$154,919.90

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROW REPRESENTS AND WARRANTS TO THE LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN BORROWER’S FINANCIAL CONDITION AS DISCLOSED IN BORROWER’S MOST RECENT FINANCIAL STATEMENT TO LENDER. THIS AUTHORIZATION IS DATED MARCH 3, 2010

BORROWER:
ICOP DIGITAL, INC

By:	/s/ David C. Owen
DAVID C. OWEN, Chairman & CEO of ICOP DIGITAL, INC

Loan No: 9245710	CHANGE IN TERMS AGREEMENT (Continued)	Page 2

DESCRIPTION OF EXISTING INDEBTEDNESS. PROMISSORY NOTE DATED MARCH 3, 2008 IN THE AMOUNT OF $780,000.00 TOGETHER WITH ANY AND ALL RENEWALS/MODIFICATIONS THEREOF (“NOTE”).

DESCRIPTION OF CHANGE IN TERMS. EXTEND THE MATURITY DATE FROM MARCH 3, 2010 TO MARCH 3, 2011; DECREASE CURRENT PRINCIPAL BALANCE FROM $629,985.97 TO $479,984.97.

PROMISE TO PAY. ICOP DIGITAL, INC (“Borrower”) promises to pay to Bank of Blue Valley (“lender”), or order, in lawful money of the United States of America, the principal amount of Four Hundred Seventy~nine Thousand Nine Hundred Eighty~four & 97/100 Dollars ($479,984.97), together with interest on the unpaid principal balance from March 3, 2010, calculated as described in the “INTEREST CALCULATION METHOD” paragraph using an interest rate of 8.000% per annum based on a year of 360 days, until paid in full. The interest rate may change under the terms and conditions of the “INTEREST AFTER DEFAULT” section.

INTEREST CALCULATION METHOD. Interest on this loan is computed on a 365/360 basis; that is. by applying the ratio of the interest rate over a year of 360 days. multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this loan is computed using this method.

PAYMENT. Borrower will pay this loan in one principal payment of $479,984.97 plus interest on March 3, 2011. This payment due on March 3, 2011, will be for all principal and all accrued interest not yet paid. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning April 3, 2010, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any unpaid collection costs. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Agreement, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Bank of Blue Valley, Overland Park Branch, 11935 Riley, Overland Park, KS 66213.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this loan shall be increased to 18.000% per annum. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Payment Default. Borrower fails to make any payment when due under the Indebtedness.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or ability to perform Borrower’s obligations under this Agreement or any of the Related Documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Indebtedness. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender, However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the Indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Insecurity. Lender in good faith believes itself insecure.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Agreement and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else who is not Lender’s salaried employee to help collect this Agreement if Borrower does not pay. Borrower will be liable for all reasonable costs incurred in the collection of this Agreement, including but not limited to, court costs, attorneys’ fees and collection agency fees, except that such costs of collection shall not include recovery of both attorneys’ fees and collection agency fees.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Kansas without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of Kansas.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $20.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

COLLATERAL. Borrower acknowledges this Agreement is secured by MORTGAGE DATED MARCH 3, 2008 EXECUTED BY THE BORROWER ON REAL PROPERTY LOCATED AT THE NORTHEAST CORNER OF COLLEGE AND RENNER, LENEXA, IN JOHNSON COUNTY, KS; ASSIGNMENT OF DEPOSIT ACCOUNT DATED MARCH 3, 2009.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

ESTOPPEL. As of the Data of this Change In Terms Agreement, the Borrower confirms that there has been no default on the part of the Lender and the Borrower affirmatively states that it has no claim against the Lender.

SUCCESSORS AND ASSIGNS. Subject to any limitations stated in this Agreement on transfer of Borrower’s interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Borrower, Lender, without notice to Borrower, may deal with Borrower’s successors with reference to this Agreement and the Indebtedness by way of forbearance or extension without releasing Borrower from the obligations of this Agreement or liability under the Indebtedness.

MISCELLANEOUS PROVISIONS. If any part of this Agreement cannot be enforced, this fact will not affect the rest of the Agreement. Lender may delay or forgo enforcing any of its rights or remedies under this Agreement without losing them. Borrower and any other person who signs, guarantees or endorses this Agreement, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Agreement, and unless otherwise expressly stated in writing, no party who signs this Agreement, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Agreement are joint and several.

Borrower’s Initials	NO ORAL AGREEMENTS. This written agreement is the final expression of the agreement between Lender and Borrower and may not be contradicted by evidence of any prior oral agreement or of a contemporaneous oral agreement between Lender and Borrower.

NONSTANDARD TERMS. The following space contains all nonstandard terms, including all previous oral agreements, if any, between Lender and Borrower:

Lender’s Initials

By initialing the boxes to the left. Lender and Borrower affirm that no unwritten oral agreement exists between them.

Loan No: 9245710	CHANGE IN TERMS AGREEMENT (Continued)	Page 3

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:
ICOP DIGITAL, INC

By:	/s/ David C. Owen
DAVID C. OWEN, Chairman & CEO of ICOP DIGITAL, INC